Exhibit 99.A

News
For Immediate Release

El Paso Corporation Reports First Quarter 2012 Earnings

HOUSTON, TEXAS, May 3, 2012—El Paso Corporation (NYSE:EP) is today reporting first quarter 2012 financial and operational results for the company.  First quarter 2012 highlights include:

•	$0.20 adjusted diluted earnings per share (EPS) for first quarter 2012

•	Total pipeline throughput increased 10 percent year-over-year, partially driven by a 15 percent increase on the Tennessee Gas Pipeline (TGP) system

•	First quarter E&P production volumes rose 11 percent to 908 million cubic feet equivalent per day (MMcfe/d), including Four Star Oil & Gas Company (Four Star) unconsolidated affiliate volumes

•	Oil and condensate production rose 66 percent to 23.4 thousand barrels per day (MBbls/d), including Four Star unconsolidated affiliate volumes

Items Impacting Quarterly Results

First Quarter 2012 ($ millions, except per share amounts)	Before Tax	After Tax	Diluted EPS
Net income attributable to El Paso Corporation (EPC)		$86	$0.11
Adjustments(1)
Impact of E&P financial derivatives(2)	$6	$4	$—
Ceiling test charges — Egypt	62	62	0.08
Change in fair value of legacy indemnification and other legacy items(3)	9	6	0.01
Merger-related costs	12	8	0.01
Impact of estimated annual effective tax rate(4)	—	(6)	(0.01)
Adjusted EPS(5)			$0.20

(1)	All individual adjustments, excluding ceiling test charges, assume a 36 percent statutory tax rate, and assume 781 million diluted shares
(2)	Includes $76 million of gains on financial derivatives, adjusted for $82 million of cash settlement proceeds
(3)	Legacy items consist of the change in fair value of legacy indemnification and environmental remediation costs
(4)	Reflects the impact on quarterly earnings using the company’s current estimate of its overall annual effective tax rate including the effects of adjustments
(5)	Reflects fully diluted shares of 781 million

Financial Results — First Quarter 2012

For the first quarter 2012, El Paso reported net income attributable to EPC of $86 million, or $0.11 per diluted share, compared with $62 million, or $0.08 per diluted share, for the first quarter 2011.  Earnings for first quarter 2012 and 2011, after adjusting for impacts of E&P financial derivatives and other items, were $0.20 and $0.30 per diluted share, respectively.

El Paso’s effective tax rate for reported earnings for the quarter ended March 31, 2012 was 32 percent. The company’s effective tax rate is below the statutory rate due to income attributable to nontaxable noncontrolling interests and dividend exclusions on earnings from unconsolidated affiliates where El Paso anticipates receiving dividends.  Partially offsetting these items was the tax impact of an Egyptian ceiling test charge without a corresponding tax benefit.   In first quarter 2011, El Paso’s effective tax rate for reported earnings was 12 percent, which was favorably impacted by the resolution of several tax matters and earned state tax credits.

Business Unit Financial Results

Segment EBIT	Quarters Ended March 31,
($ in millions)	2012	2011
Pipeline Group	$434	$499
Exploration and Production	60	(31)
Marketing	(15)	(14)
Other	(30)	(59)
Eliminations	(4)	—
	$445	$395

Pipeline Group

The Pipeline Group’s Segment EBIT for the quarter ended March 31, 2012 was $434 million, compared with $499 million for the same period in 2011.  First quarter 2012 results decreased due to lower allowance for equity funds used during construction on expansion projects placed in service, principally Ruby, and lower revenues from retained fuel volumes on the TGP system, due to the implementation of a fuel volume tracker following its rate case settlement.  During the same period, El Paso benefited from higher reservation revenues due to expansion projects that have gone into service and higher rates on TGP resulting from its rate case settlement, which became effective June 1, 2011.

Pipeline Group Results	Quarters Ended March 31,
($ in millions)	2012	2011
Operating income	$397	$375
Other income, net	37	124
Segment EBIT	$434	$499
DD&A	$122	$114

Total throughput (BBtu/d)(1)	19,864	18,038

(1) Includes proportionate share of jointly-owned pipelines.

Exploration and Production

The Exploration and Production segment reported $60 million in Segment EBIT for the quarter ended March 31, 2012, compared with a $31 million loss for the same period in 2011.  During the first quarter 2012, the segment recorded a non-cash charge of approximately $62 million as a result of El Paso’s decision to no longer explore or develop the company’s acreage in Egypt.  The charge principally relates to unevaluated costs in that country, but also includes approximately $2 million related to equipment.  On April 30, 2012, El Paso entered into a purchase and sale agreement to sell all interests in Egypt.  The sale will represent an exit from Egyptian exploration activities.  Excluding this charge, Segment EBIT increased by $153 million from the same period in 2011.  The increase was attributable to higher oil, natural gas and NGL production volumes, higher oil prices and a $185 million increase in mark-to-market gains, partially offset by lower natural gas and NGL prices and increased DD&A expense. The per-unit DD&A rate increased to $2.59 per Mcfe in the first quarter of 2012, up from $1.96 per Mcfe for the same period in 2011, reflecting a shift to developing oil resources.

First quarter 2012 production volumes averaged 908 MMcfe/d, including 57 MMcfe/d of Four Star unconsolidated affiliate volumes.  First quarter 2011 production volumes averaged 821 MMcfe/d, including 63 MMcfe/d of Four Star unconsolidated affiliate volumes.  Total volumes rose 11 percent, largely driven by a 66 percent increase in oil and condensate.  Total per-unit cash operating costs decreased to an average of $1.74 per Mcfe in the first quarter 2012, down from $1.85 per Mcfe for the same period in 2011, primarily due to higher production volumes and lower G&A costs, offset by higher lease operating expenses.

Exploration and Production Results	Quarters Ended March 31,
($ in millions, except price and unit cost amounts)	2012	2011
Physical sales— oil, condensate, natural gas, and NGL revenue	$408	$358
Realized and unrealized gains (losses) on financial derivatives	76	(109)
Other revenues	—	1
Total operating revenues	$484	$250
Operating expenses(1)	(422)	(280)
Other income (expense), net	(2)	(1)
Segment EBIT	$60	$(31)
DD&A	$201	$134
Consolidated volumes:
Natural gas sales volumes (MMcf/d)	688	659
Oil and condensate sales volumes (MBbls/d)	22.6	13.2
NGL sales volumes (MBbls/d)	4.6	3.3

Total consolidated equivalent sales volumes (MMcfe/d)	851	758
Four Star total equivalent sales volumes (MMcfe/d)(2)	57	63
Total combined	908	821

Weighted average realized price on physical sales
Natural gas ($/Mcf)	$2.90	$4.06
Oil and condensate ($/Bbl)	$101.81	$86.27
NGL ($/Bbl)	$40.96	$50.37

Weighted average realized price, including financial derivatives
Natural gas ($/Mcf)	$4.27	$5.44
Oil and condensate ($/Bbl)	$100.16	$85.69

Transportation costs
Natural gas ($/Mcf)	$0.33	$0.31
Oil and condensate ($/Bbl)	$1.11	$0.06
NGL ($/Bbl)	$5.47	$5.01

Per-unit costs ($/Mcfe)
DD&A	$2.59	$1.96
Cash operating costs(3)	$1.74	$1.85

(1) 2012 includes $62 million of non-cash ceiling test charges

(2) Four Star is an equity investment; volumes disclosed represent the company’s proportionate share

(3) Includes direct lifting costs, production taxes, G&A expenses, and taxes other than production and income

Hedge Positions

The company actively manages its exposure to commodity prices using various hedging strategies.  Further information on the company’s hedging activities is available in El Paso’s Financial and Operational Reporting Package for First Quarter 2012, which can be found in the Investors section of El Paso’s website or in El Paso’s 2012 Form 10-Q.

Marketing

Marketing reported a Segment EBIT loss of $15 million for the quarter ended March 31, 2012, compared with a Segment EBIT loss of $14 million for the same period in 2011.  The first quarter 2012 results were primarily driven by increased demand charges due to an increase in transportation tariff rates on existing contracts and changes in natural gas prices.  The first quarter 2011 results include a $15 million loss related to settlements on an affiliated fuel supply agreement.

Other Operations

During the first quarter of 2012, Segment EBIT from Other Operations was a loss of $30 million, compared with a loss of $59 million for the same period in 2011.  El Paso’s midstream operations contributed $8 million in earnings during the first quarter of 2012, benefitting from Eagle Ford area gathering systems that were placed in-service during October 2011 and February 2012.  First quarter 2012 results were impacted by $12 million of costs associated with the anticipated merger with Kinder Morgan, Inc. (NYSE: KMI).  First quarter 2011 results include a $41 million loss associated with the repurchase of approximately $148 million of debt.  Also impacting first quarter 2012 and 2011 results were $16 million and $11 million, respectively, of unfavorable changes to legal, environmental and other reserves.

El Paso’s financial statements are available in the Investors section of its web site at www.elpaso.com.  El Paso’s First Quarter Form 10-Q will be filed with the Securities and Exchange Commission (SEC) and will be available on our website.  Copies of all documents filed with the SEC, including the company’s financial statements, are also available, free of charge, by calling (877) 357-2766.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner.  The company owns North America’s largest interstate natural gas pipeline system, one of North America’s largest independent exploration & production companies and an emerging midstream business.  El Paso owns a 42 percent limited partner interest, and the 2 percent general partner interest in El Paso Pipeline Partners, L.P.  On October 16, 2011, El Paso Corporation announced that it has entered into a definitive agreement whereby Kinder Morgan, Inc. will acquire all of the outstanding shares of El Paso Corporation.  For more information, visit www.elpaso.com.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Kinder Morgan, Inc. (“KMI”) has filed with the SEC a Registration Statement on Form S-4 in connection with the proposed transactions contemplated by the Merger Agreement, including a definitive Information Statement/Prospectus of KMI and a definitive Proxy Statement of El Paso Corporation (“EP”). The Registration Statement was declared effective by the SEC on January 30, 2012. Post-effective amendments to the Registration Statement were filed on February 27, 2012 and on March 1, 2012 and have been declared effective. KMI and EP mailed the definitive Information Statement/Prospectus of KMI and definitive Proxy Statement of EP on or about January 31, 2012. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED BY KMI OR EP, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of the Registration Statement and the definitive Information Statement/Proxy Statement/Prospectus and other documents filed with the SEC by KMI and EP through the web site maintained by the SEC at www.sec.gov or by phone, e-mail or written request by contacting the investor relations department of KMI or EP at the following:

	Kinder Morgan, Inc.	El Paso Corporation
Address:	500 Dallas Street, Suite 1000	1001 Louisiana Street
	Houston, Texas 77002	Houston, Texas 77002
	Attention: Investor Relations	Attention: Investor Relations
Phone:	(713) 369-9490	(713) 420-5855
Email:	kmp_ir@kindermorgan.com	investorrelations@elpaso.com

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between KMI and EP, the expected timetable for completing the proposed transactions, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company, the expected timetable for completing the sale of EP’s exploration and production assets, the possible drop-down of assets and any other statements about KMI or EP managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed merger of EP with KMI; the ability to obtain the requisite regulatory approvals and the satisfaction of other conditions to consummation of the transaction; the possibility that financing might not be available on the terms agreed to; the ability to consummate contemplated asset sales; the ability of KMI to successfully integrate EP’s operations and employees; the ability to realize anticipated synergies and cost savings; the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with employees, suppliers, customers and competitors; the ability to achieve revenue growth; national, international, regional and local economic, competitive and regulatory conditions and developments; technological developments; capital and credit markets conditions; inflation rates; interest rates;

the political and economic stability of oil producing nations; energy markets, including changes in the price of certain commodities; weather conditions; environmental conditions; business and regulatory or legal decisions; the pace of deregulation of retail natural gas and electricity and certain agricultural products; the timing and success of business development efforts; terrorism; and the other factors described in KMI’s and EP’s Annual Reports on Form 10-K for the year ended December 31, 2011 and their most recent Exchange Act reports filed with the SEC. Except as required by law, KMI and EP disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Contacts

Investor and Media Relations

Bruce Connery, Vice President

(713) 420-5855

Media Relations

Bill Baerg, Manager

(713) 420-2906

Appendix to El Paso Corporation May 3, 2012 Earnings Press Release

Items Impacting Quarterly Results

First Quarter 2011 ($ millions, except per share amounts)	Before Tax	After Tax	Diluted EPS
Net income attributable to EPC		$62	$0.08
Adjustments(1)
Impact of E&P financial derivatives(2)	$190	$122	$0.16
Loss on debt extinguishment	41	26	0.04
Impact of estimated annual effective tax rate(3)	—	17	0.02
Adjusted EPS(4)			$0.30

(1)	All individual adjustments assume a 36 percent statutory tax rate and assume 768 million diluted shares
(2)

Includes $109 million of losses on financial derivatives, adjusted for $81 million of cash settlement proceeds. Cash proceeds on settlements do not reflect approximately $6 million, or less than $0.01 per share, of option premiums paid in 2009 and 2010 for financial derivatives settled during the first quarter 2011

(3)	Reflects the impact on quarterly earnings using the company’s current estimate of its overall annual effective tax rate including the effects of adjustments
(4)	Reflects fully diluted shares of 768 million

Reconciliation of Segment EBIT to Net Income	Quarters Ended March 31,
($ in millions, unaudited)	2012	2011

Segment EBIT	$445	$395
Interest and debt expense	(226)	(240)
Income tax expense	(70)	(19)
Net income	$149	$136
Net income attributable to noncontrolling interest	(63)	(74)
Net income attributable to EPC	$86	$62

	Quarter Ended March 31, 2012		Quarter Ended March 31, 2011
Reconciliation of Cash Operating Costs (unaudited)	Total ($ MM)	Per Unit ($/Mcfe)	Total ($ MM)	Per Unit ($/Mcfe)

Total operating expenses	$422	$5.45	$280	$4.11
Depreciation, depletion, and amortization	(201)	(2.59)	(134)	(1.96)
Transportation costs	(25)	(0.32)	(20)	(0.30)
Ceiling test charges	(62)	(0.80)	—	—
Total cash operating costs and per unit cash costs(1)	$134	$1.74	$126	$1.85

Total equivalent volumes (MMcfe)(1)		77,465		68,187

(1) Excludes volumes and costs associated with equity investment in Four Star

Disclosure of Non-GAAP Financial Measures

This release includes non-GAAP financial measures. The presentations and reconciliations related to such non-GAAP financial measures required by the Securities and Exchange Commission’s (SEC) Regulation G are attached or included in the body of this release. Additional detail regarding non-GAAP financial measures can be reviewed in El Paso’s Financial and Operational Reporting Package, which will be posted at www.elpaso.com in the Investors section.

El Paso uses the non-GAAP financial measure “segment earnings before interest expense and income taxes” or “Segment EBIT” to assess the operating results and effectiveness of the company and its business segments.  The company believes that Segment EBIT is useful to its investors because it allows them to use the same performance measure analyzed internally by our management to evaluate the performance of our businesses and investments without regard to the manner in which they are financed or the company’s capital structure.  The company defines Segment EBIT as net income (loss) adjusted for interest and debt expense and income taxes. Segment EBIT does not reflect a reduction for any amounts attributable to noncontrolling interests.  Adjusted EPS is defined as diluted earnings per share adjusted for certain items that the company considers to be significant to understanding our underlying performance for a given period.  Adjusted EPS is useful in analyzing the company’s on-going earnings potential and understanding certain significant items impacting the comparability of El Paso Corporation’s results. For 2012, Adjusted EPS is earnings per share attributable to El Paso Corporation adjusting for the impact of E&P financial derivatives, ceiling test charges, changes in fair value of legacy indemnification and other legacy items, merger-related costs, and the impact of the estimated annual effective tax rate. For 2011, Adjusted EPS is earnings per share attributable to El Paso Corporation adjusted for the impact of E&P financial derivatives, a loss on debt extinguishment and the impact of the estimated annual effective tax rate.

Exploration and Production per-unit total cash operating costs is a non-GAAP measure calculated on a per Mcfe basis equal to total operating expenses less DD&A, transportation costs, costs of products, and ceiling test and other impairment charges, divided by total consolidated equivalent production.  It is a valuable measure used by oil and gas companies and analysts to evaluate operating performance and efficiency.

El Paso believes that the non-GAAP financial measures described above are also useful to investors because these measurements are used by many companies in the industry as a measurement of operating and financial performance and are commonly employed by financial analysts and others to evaluate the operating and financial performance of the company and its business segments and to compare it with the performance of other companies within the industry. These non-GAAP financial measures may not be comparable to similarly titled measures used by other companies and should not be used as a substitute for net income, earnings per share or other measures of financial performance presented in accordance with GAAP.